June 23, 2015

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

Re:	Registration Statement on Form S-3 (File No. 333-203679) Take-Down

Ladies and Gentlemen:

We have acted as counsel to Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to an aggregate 1,720,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-203679), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on April 27, 2015, amended May 27, 2015 and declared effective by the Commission on June 9, 2015 (the registration statement, as amended, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The Shares are to be sold pursuant to a letter agreement, dated as of June 19, 2015 (the “Placement Agreement”), by and between the Company and T.R. Winston & Company, LLC (the “Placement Agent”), and a Securities Purchase Agreement, dated as of June 19, 2015 (the “Purchase Agreement”), by and among the Company and the purchasers signatory thereto, each of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 23, 2015.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, the Placement Agreement, the Purchase Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Placement Agreement, the Purchase Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Libertas Law Group, Inc.